UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2006

THE McCLATCHY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9824	52-2080478
(Commission File No.)	(IRS Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock and Asset Purchase Agreement

On December 26, 2006, The McClatchy Company (“McClatchy” or the “Company”), a Delaware corporation, and Snowboard Acquisition Corporation, a Delaware corporation formed by Avista Capital Partners GP, LLC (“Snowboard Acquisition”), entered into a Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, McClatchy will sell to Snowboard Acquisition the outstanding capital stock of certain entities and certain related intellectual property (the “Transaction”) used to conduct the business of operating the The (Minneapolis) Star Tribune and certain associated publications and websites (the “Star Tribune Business”) for $530 million in cash and Snowboard Acquisition will assume certain liabilities related to the Star Tribune Business.

Pursuant to the Purchase Agreement, following the closing of the Transaction, McClatchy will indemnify Snowboard Acquisition and its affiliates and their respective stockholders, officers, directors, employees, affiliates, agents and representatives from all losses related to (i) certain liabilities that are not assumed by Snowboard Acquisition; (ii) breach of certain covenants, representations and warranties of McClatchy related to the Star Tribune Business and (iii) certain environmental liabilities related to the Star Tribune Business. In addition, pursuant to the Purchase Agreement, Snowboard Acquisition will indemnify McClatchy and its affiliates and its stockholders, officers, directors, employees, affiliates, agents and representatives from all losses related to (i) any of the liabilities assumed by Snowboard Acquisition in connection with the Transaction, or (ii) breach of certain covenants, representations and warranties of Snowboard Acquisition related to the Transaction.

McClatchy and Snowboard Acquisition made customary representations, warranties and covenants in the Purchase Agreement. McClatchy has agreed to operate the entities and related assets being sold in the Transaction in the ordinary course of business and to refrain from taking certain actions with respect to the entities and related intellectual property being sold in connection with the Transaction.

The completion of the Transaction is subject to various conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period, absence of a material adverse effect on the businesses being sold, accuracy of representations and warranties, compliance with covenants and receipt of necessary financing by Snowboard Acquisition.

The Purchase Agreement contains certain termination rights for both McClatchy and Snowboard Acquisition.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about McClatchy or Snowboard Acquisition. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by McClatchy in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between McClatchy and Snowboard Acquisition rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about McClatchy or Snowboard Acquisition.

ITEM 8.01 OTHER EVENTS

On December 26, 2006, McClatchy issued a press release announcing that it entered into a definitive agreement with Snowboard Acquisition.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
2.1	Stock Purchase Agreement by and between The McClatchy Company and Snowboard Acquisition Corporation, dated December 26, 2006

99.1	Press Release issued by The McClatchy Company, dated December 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MCCLATCHY COMPANY

Dated: December 27, 2006	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement by and between The McClatchy Company and Snowboard Acquisition Corporation, dated December 26, 2006

99.1	Press Release issued by The McClatchy Company, dated December 26, 2006